JOINT FILING	STATEMENT EXHIBIT A
Each of the undersigned agrees that (i) the statement on Schedule 13D relating to the Common Units of Regency Energy Partners LP has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
December 19, 2006

HMTF GAS PARTNERS II, L.P.

By:	HMTF GP II, L.L.C.

	By:	/s/ Jason Downie

Jason Downie, Vice President

HMTF GP II, L.L.C.
By:	/s/ Jason Downie
Jason Downie, Vice President

HMTF GP, L.L.C.
By:	/s/ Jason Downie
Jason Downie, Vice President

Exhibit A-1